Exhibit 10.6

AMENDMENT ONE

CONAGRA FOODS, INC. EXECUTIVE INCENTIVE PLAN (2004)

ConAgra Foods, Inc., a Delaware corporation (the “Company”), granted awards pursuant to the ConAgra Foods, Inc. Executive Incentive Plan (2004). It is desirable to amend the Plan to avoid the need to comply with Section 409A of the Internal Revenue Code of 1986 as amended from time to time (the “Code”).

The Plan is amended, effective January 1, 2009, as follows:

1.	The third paragraph of Section 4 is amended by adding the following at the end thereof:

Unless the Committee specifies otherwise in the terms of an Award, payment shall be made on or before the later of (a) the fifteenth day of the third month that begins after the month containing the end of the fiscal year for which performance is certified, or (b) the fifteenth day of the third month that begins after the end of the Participant’s tax year in which the end of the fiscal year for which performance is certified occurs.

2.	A new section 7 is added as follows:

7. Code Section 409A — Unless the Committee expressly determines otherwise, Awards are intended to be exempt from Code Section 409A as short-term deferrals and, accordingly, the terms of any Awards shall be construed to preserve such exemption. To the extent the Committee determines that Code Section 409A applies to a particular Award granted under the Plan, then the terms of the Award shall be construed and administered to permit the Award to comply with Code Section 409A. In the event anyone is subject to income inclusion, additional interest or taxes, or any other adverse consequences under Code Section 409A (“Non-compliance”), then neither the Company, the Committee, the Board nor its or their employees, designees, agents or contractors shall be liable to any Participant or other persons in connection with any Non-compliance, except to the extent the Non-compliance was the direct result of any Company action or failure to act that was under taken in bad faith.

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IN WITNESS WHEREOF, this document is executed on the date set forth below.

CONAGRA FOODS, INC.

By:	/s/ Charles Salter
Title:	Vice President, Human Resources

Date:	September 25, 2008

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